Exhibit 10(ii)

STATE OF NORTH CAROLINA                         AMENDMENT TO
                                                EMPLOYMENT AGREEMENT
COUNTY OF MECKLENBURG


         THIS AMENDMENT, made and entered into effective the 19th day of August 1998, by and between FAMILY DOLLAR STORES, INC., a Delaware corporation (hereinafter referred to as the "Company"); and Howard R. Levine (hereinafter referred to as the "Employee");

                         W I T N E S S E T H:

         WHEREAS, the Company and the Employee entered into an Employment Agreement dated April 29, 1997, as amended by Amendment to Employment Agreement dated August 28, 1997 (hereinafter referred to as the "Agreement)"; and

         WHEREAS, the Company and the Employee desire to amend the Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Employee agree as follows:

      1. Section 2 of the Agreement is deleted and the following is substituted in lieu thereof:

      "2. Employment. The Employee shall be employed by the Company and any Affiliate in the capacity provided for in Paragraph 3 for the period commencing April 29, 1997, (the "Commencement Date"), and ending on August 28, 1999, or upon the termination of this Agreement as provided in Paragraph 6."

      2. The first sentence of Section 3 of the Agreement is deleted and the following sentence is substituted in lieu thereof:

      "The Employee shall be employed as President and Chief Executive Officer of the Company and shall perform such reasonable duties and responsibilities as the Chairman of the Board or Board of Directors of the Company or the Executive Committee of the Board of Directors of the Company may, from time to time, assign to the Employee."

      3. The first paragraph of Section 5.01 of the Agreement is deleted and the following paragraph is substituted in lieu thereof:

      "5.01. In consideration of the services to be rendered by the Employee pursuant to this Agreement, the Company shall pay, or cause to be paid, to the Employee a weekly base salary (i) from the Commencement Date to August 31, 1997, of $5,769.24 ($300,000.00
per annum), (ii) from September 1, 1997, to August 19, 1998, of $6,250.00 ($325,000.00 per annum), and (iii) from August 20, 1998, to August 28, 1999, of $7,211.54 ($375,000.00 per annum)."

      4.  Subparagraphs (a) and (b) of Section 5.02 of the
          Agreement are deleted and the following subparagraphs are substituted in lieu thereof:

      "5.02.  In addition, the Employee shall be entitled to:

              (a) Participate in the Company's Target Bonus Plan, as it may be amended or modified in any respect, including achievement of established goals, as President, for the fiscal years commencing September 1, 1996, and September 1, 1997, and as President and Chief Executive Officer for the fiscal year commencing August 30, 1998. The Target Bonus Plan generally will give the Employee the opportunity to earn a bonus of up to fifty (50%) percent of the Employee's base salary actually received for services on and after April 29, 1997, through August 31, 1997, for the fiscal year ending August 31, 1997, and up to fifty (50%) percent of the Employee's base salary actually received for services on and after September 1, 1997, through August 19, 1998, and up to seventy-five (75%) percent of the Employee's base salary actually received for services on and after August 20, 1998, through August 31, 1998, for the fiscal year ending August 29, 1998, and up to seventy-five (75%) percent of the Employee's base salary actually received for services on and after August 30, 1998, through August 28, 1999, for the fiscal year ending August 28, 1999, subject to the Company's achievement of certain financial goals to be established, the Employee's performance, and all terms and conditions of the Target Bonus Plan as in effect for each such fiscal year; provided that the amount of bonus paid may not be increased by the annual individual performance rating of the Employee by the Chairman of the Board. The Employee acknowledges that he has received a copy of the form of the Target Bonus Plan and Bonus Conditions and is familiar with the terms and conditions thereof. Nothing contained herein shall limit the Company's right to alter, amend or terminate the Target Bonus Plan at any time for any reason. The Employee further acknowledges that, as provided in the Target Bonus Plan, in the event the Employee is not employed by the Company, for whatever reason, at the time the bonus for the fiscal year is customarily paid in October or November following the end of the fiscal year, the Employee will not be entitled to receive the bonus.

               (b) Take fifteen days (exclusive of Saturdays, Sundays and paid Company holidays) of vacation during the twelve month periods commencing May 1, 1997, and May 1, 1998. For the period from May 1, 1999, through the end of the term of this Agreement on August 28, 1999, five days of vacation may be taken. Vacation time will accrue ratably during the course of said periods and cannot be accumulated from year to year."

      5. All other terms and provisions of the Agreement shall remain in full force and effect.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in triplicate, all as of the day and year first above written.

                                 FAMILY DOLLAR STORES, INC.

Attest:
                                 By LEON LEVINE
                                    LEON LEVINE
                                    Chairman of the Board
GEORGE R. MAHONEY, JR.
GEORGE R. MAHONEY, JR.
Secretary

(Corporate Seal)

                                    HOWARD R. LEVINE (SEAL)
                                    HOWARD R. LEVINE

Witness:
ALICE R. BARRIER
ALICE R. BARRIER